UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Alpine Term Loan Credit Agreement

On December 27, 2023, Alpine Holding II, LLC (“Alpine Holding”), PF Proppant Holding, LLC (“PFP Holding”), the subsidiary guarantor parties thereto (the “Subsidiary Guarantors”), the several lenders thereto (the “Lenders”) and CLMG Corp. as the agent and collateral agent (the “Agent”) entered into a Term Loan Credit Agreement, dated as of December 27, 2023 (the “Alpine Term Loan Credit Agreement”). In connection with the Alpine Term Loan Credit Agreement, on December 27, 2023, ProFrac Holding Corp. (the “Company” or “ProFrac”) and the Agent on behalf of the secured parties referred to in the Alpine Term Loan Credit Agreement entered into a Guarantee Agreement (the “Unsecured ProFrac Guarantee Agreement”), and on December 27, 2023, Alpine Holding, PFP Holding, the Subsidiary Guarantors and the Agent on behalf of the secured parties referred to in the Alpine Term Loan Credit Agreement entered into a Guarantee Agreement (the “Alpine Guarantee Agreement”) and a Security Agreement (the “Alpine Security Agreement” and, together with the Unsecured ProFrac Guarantee Agreement, the Alpine Guarantee Agreement and the Alpine Term Loan Credit Agreement, the “Alpine Loan Documents”). In connection with the consummation of the Alpine Loan Documents, the Company effected the Alpine Reorganization as described under the heading “Alpine Reorganization” in Item 8.01 of this Current Report on Form 8-K.

Pursuant to the terms of the Alpine Loan Documents, among other things, (i) the Lenders made certain term loans to PFP Holding in the aggregate principal amount of up to $365.0 million (the “Term Loans”); (ii) the obligations under the Alpine Term Loan Credit Agreement are guaranteed by ProFrac pursuant to the Unsecured ProFrac Guarantee Agreement and are guaranteed by Alpine Holding, PFP Holding and the Subsidiary Guarantors pursuant to the Alpine Guarantee Agreement; and (iii) the obligations under the Alpine Term Loan Credit Agreement are secured by a lien on and security interest in substantially all of the assets of Alpine Holding, PFP Holding and the Subsidiary Guarantors.

The maturity date for Term Loans under the Alpine Term Loan Credit Agreement is the earlier of January 26, 2029 or the date the Term Loans become due and payable.

Base Rate Loans (as defined in the Alpine Term Loan Credit Agreement) under the Alpine Term Loan Credit Agreement bear interest on the unpaid principal amount at a fluctuating per annum rate equal to the Base Rate (as defined in the Alpine Term Loan Credit Agreement) plus a margin of 7.25% per annum, but not to exceed the maximum rate, subject to certain limitations and exceptions.

SOFR Rate Loans (as defined the Alpine Term Loan Credit Agreement) under the Alpine Term Loan Credit Agreement bear interest on the unpaid principal amount at a fluctuating per annum rate equal to the adjusted term SOFR for a one month interest period as determined on such day (as calculated pursuant to the provisions of the Alpine Term Loan Credit Agreement) plus a margin of 7.25% per annum, but not to exceed the maximum rate, subject to certain limitations and exceptions. The adjusted term SOFR rate is subject to a 3.00% floor.

Under the terms of the Alpine Term Loan Credit Agreement, PFP Holding is obligated to repay the outstanding principal amount of Term Loans under the Alpine Term Loan Credit Agreement, subject to certain limitations and exceptions: (i) commencing at the end of the calendar quarters ending June 30, 2024, September 30, 2024 and December 31, 2024, in an amount equal to $5,000,000.00 on each such date; (ii) on the last day of each calendar quarter ending after the quarter ending December 31, 2024 until the maturity date, in an amount equal to $15,000,000 on each such date (subject to certain adjustments set forth in the Alpine Term Loan Credit Agreement; and (iii) on the maturity date.

In connection with any voluntary prepayment of the Term Loans prior to the second anniversary of the closing date of the Alpine Term Loan Credit Agreement, the PFP Holdings shall be required to pay the Minimum Earnings Amount (as defined in the Alpine Term Loan Credit Agreement). Thereafter, until the fourth anniversary of the closing date of the Alpine Term Loan Credit Agreement, voluntary prepayments may be made in accordance with the terms of the Alpine Term Loan Credit Agreement and subject to prepayment premiums as set forth therein. The Alpine Term Loan Credit Agreement also includes customary mandatory prepayment provisions, including mandatory prepayments from certain asset dispositions.

The Alpine Term Loan Credit Agreement contains certain affirmative and negative covenants, including covenants limiting Alpine Holding’s, PFP Holding’s and their subsidiaries’ ability to incur certain liens and indebtedness, enter into certain transactions and merge or consolidate with any other entity or convey, transfer or lease all or substantially all of Alpine Holding’s, PFP Holding’s or their subsidiaries’ properties and assets to another person, or authorize, make or declare certain distributions or dividends, which, in each case, is subject to certain limitations and exceptions. The Alpine Term Loan Credit Agreement contains certain other covenants, events of default and other customary provisions. Alpine Holding and PFP Holding have made customary representations and warranties under the Alpine Term Loan Credit Agreement.

Under the terms of the Alpine Guarantee Agreement, Alpine Holding and PFP Holding executed a guaranty in favor of the Agent on behalf of the Lenders guaranteeing the obligations of each of Alpine and PFP Holding under the Alpine Term Loan Credit Agreement. Under the terms of the Unsecured ProFrac Guarantee Agreement, ProFrac executed an unsecured guaranty in favor of the Agent on behalf of the Lenders guaranteeing the obligations of each of Alpine Holding and PFP Holding under the Alpine Term Loan Credit Agreement. Under the terms of the Alpine Security Agreement, Alpine Holding, PFP Holding, the Subsidiary Guarantors granted a security interest in and lien upon substantially all of their respective property, assets and revenues, whether existing at the time of the execution of the Alpine Security Agreement or acquired or arising thereafter, to the Agent for the benefit of the Lenders.

ProFrac used the net proceeds from borrowings under the Alpine Term Loan Credit Agreement, together with the net proceeds from the Private Placement (as defined below), to (i) repay all amounts outstanding under ProFrac’s current Term Loan Credit Agreement, dated as of March 4, 2022, by and among ProFrac Holdings II, LLC (“ProFrac Holdings II”), ProFrac Holdings, LLC (“ProFrac Holdings”), and the other guarantors party thereto, the lenders party thereto, and Piper Sandler Finance LLC, as the agent and collateral agent for the lenders, as amended (the “Piper Term Loan Facility”); (ii) repay all amounts outstanding under a secured note payable with an interest rate of 2.25% per annum issued by ProFrac Holdings II to BCKW LLC (the “REV Note”); (iii) repay all amounts outstanding under a secured promissory note payable with a floating interest issued by ProFrac Holdings II to First Financial Bank, N.A. (the “First Financial Note”); and (iv) for general corporate purposes, including the repayment of outstanding debt and the payment of certain fees and expenses. Upon the full payment and satisfaction of the Piper Term Loan Facility, the REV Note and the First Financial Note, the guarantees and security interests securing obligations under the Piper Term Loan Facility, the REV Note and the First Financial Note were extinguished and terminated. ProFrac Holdings and ProFrac Holdings II are wholly-owned subsidiaries of the Company.

The foregoing descriptions of each of the Alpine Term Loan Credit Agreement, the Unsecured ProFrac Guarantee Agreement the Alpine Guarantee Agreement and the Alpine Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Alpine Term Loan Credit Agreement, the Unsecured ProFrac Guarantee Agreement, the Alpine Guarantee Agreement and the Alpine Security Agreement, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 respectively, to this Current Report on Form 8-K and each of which are incorporated herein by reference.

Purchase Agreement

On December 27, 2023, ProFrac Holdings II and the guarantors party thereto entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors and qualified institutional buyers (collectively, the “Purchasers”) pursuant to which ProFrac Holdings II issued and sold $520.0 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2029 (the “Secured Notes”) in a private placement (the “Private Placement”). The Purchase Agreement contains certain customary representations, warranties and covenants made by ProFrac Holdings II and the guarantors party thereto, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

As discussed under the heading Alpine Term Loan Credit Agreement above, ProFrac used the net proceeds from the issuance of the Secured Notes, together with the net proceeds from borrowings under the Alpine Term Loan Credit Agreement, to (i) repay all amounts outstanding under the Piper Term Loan; (ii) repay all amounts outstanding under the REV Note; (iii) repay all amounts outstanding under the First Financial Note); and (iv) for general corporate purposes, including the repayment of outstanding debt and the payment of certain fees and expenses. The Secured Notes were offered and sold by ProFrac Holdings II in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and which is incorporated herein by reference.

Secured Notes Indenture

The Secured Notes were issued under an Indenture, dated as of December 27, 2023 (the “Indenture”) among ProFrac Holdings II, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), calculation agent and collateral agent (in such capacity, the “Collateral Agent”). The Secured Notes were issued at 99% of par for net proceeds of approximately $514.8 million. In connection with the Private Placement, on December 27, 2023, ProFrac, the Trustee and the Collateral Agent, on behalf of the holders of the Secured Notes, entered into that certain Guaranty Agreement (the “Parent Guaranty”).

The Secured Notes generally bear interest on the unpaid principal amount thereof from the date thereof until paid in full in cash at a fluctuating per annum rate equal to Adjusted Term SOFR (as defined in the Indenture) plus the Applicable Margin (as defined in the Indenture). Under the terms of the Indenture, interest is payable on the Secured Notes quarterly on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2024.

ProFrac Holdings II will prepay $10.0 million aggregate principal amount of Secured Notes (or such lesser principal amount as shall then be outstanding) on each of June 30, 2024, September 30, 2024 and December 31, 2024, and $15.0 million aggregate principal amount of Secured Notes (or such lesser principal amount as shall then be outstanding) at the end of each calendar quarter thereafter. On and after January 15, 2025, ProFrac Holdings II may redeem all or a part of the Secured Notes under the terms and at the following redemption prices during the 12-month period beginning on January 15 of the years indicated below.

Year	Percentage
2025	105.000%
2026	102.000%
2027	101.000%
2028 and thereafter	100.000%

ProFrac Holdings II may, at its option, redeem up to an aggregate of $20.0 million aggregate principal amount of Secured Notes on each of March 29, 2024, June 28, 2024, September 30, 2024 and December 31, 2024 at a price equal to 100% of the principal amount so redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. At any time prior to January 15, 2025, ProFrac Holdings II may redeem some or all of the Secured Notes at a price equal to 100% of the principal amount of the Secured Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, plus a “make-whole” premium.

The Indenture contains certain affirmative and negative covenants, including covenants requiring ProFrac Holdings II to maintain a certain “loan to value,” or LTV, ratio and restricting ProFrac Holdings II’s ability to incur certain liens and indebtedness, enter into certain transactions and merge or consolidate with any other entity or convey, transfer or lease all or substantially all of ProFrac Holdings II’s properties and assets to another person, which, in each case, is subject to certain limitations and exceptions. The Indenture contains certain other covenants, events of default and other customary provisions. ProFrac Holdings II has made customary representations and warranties under the Indenture.

The Secured Notes are secured by a first lien security interest in substantially all of ProFrac Holdings II’s assets. The Secured Notes are senior secured obligations of ProFrac Holdings II and are effectively senior to all of ProFrac Holdings II’s unsecured indebtedness to the extent of the collateral securing the Secured Notes. Aside from the foregoing, the Secured Notes rank pari passu with all of ProFrac Holdings II’s other senior indebtedness and senior to any of ProFrac Holdings II’s subordinated indebtedness.

The foregoing descriptions of the Indenture and the Parent Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Parent Guaranty, respectively, copies of which are attached as Exhibit 4.1 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Security Agreement

In connection with the Private Placement, on December 27, 2023, ProFrac Holdings, ProFrac Holdings II and the Guarantors that are also grantors of collateral (the “Grantors”) entered into a Security Agreement with the Collateral Agent (the “Security Agreement”). The Security Agreement, among other things, sets forth the terms on which the Collateral Agent will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of ProFrac Holdings, ProFrac Holdings II and the Grantors at any time held by it, for the benefit of the current and future holders of the Secured Parties (as defined in the Security Agreement).

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is attached as Exhibit 10.7 to this Current Report on Form 8-K and which is incorporated herein by reference.

Seventh Amendment to the ABL Credit Facility

Reference is made to that certain asset-based revolving Credit Agreement, dated as of March 4, 2022, by and among ProFrac Holdings II, as borrower, ProFrac Holdings, as a guarantor, the lenders, letter of credit issuers, and other guarantors party thereto, and JPMorgan Chase Bank, N.A., as the agent, the collateral agent and the swingline lender (as amended by that certain First Amendment to Credit Agreement dated as of July 25, 2022, that certain Second Amendment to Credit Agreement dated as of November 1, 2022, that certain Third Amendment to Credit Agreement dated as of December 30, 2022, that certain Fourth Amendment to Credit Agreement dated as of February 23, 2023, that certain Fifth Amendment to Credit Agreement dated as of April 14, 2023, and that certain Sixth Amendment to Credit Agreement dated as of September 29, 2023 the “ABL Credit Facility”). In connection with the consummation of the Alpine Term Loan Credit Agreement and the Private Placement, on

December 27, 2023, the parties to the ABL Credit Facility entered into the Seventh Amendment to the ABL Credit Facility (the “Seventh ABL Amendment” and the ABL Credit Facility, as amended by the Seventh ABL Amendment, the “Amended Credit Facility”). Capitalized terms used and not otherwise defined in this summary of the Seventh ABL Amendment have the meanings provided in the Amended Credit Facility.

Under the terms of the Seventh ABL Amendment, among other things: (i) the Maximum Revolver Amount is decreased ratably among the Lenders from $400.0 million to $325.0 million subject to the terms of the Seventh ABL Amendment; (ii) Alpine Holding and its Subsidiaries are defined as Excluded Subsidiaries and Unrestricted Subsidiaries (the “Alpine Excluded Subsidiaries”); and (iii) subject to the terms of the Seventh ABL Amendment, Liens held by the Lenders on the assets of the Alpine Excluded Subsidiaries, and all guarantees of the obligations under ABL Credit Facility made by the Alpine Excluded Subsidiaries, are released, terminated and discharged.

The Seventh ABL Amendment contains customary representations and warranties, post-closing covenants and releases.

The foregoing description of the Seventh ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh ABL Amendment, a copy of which is attached as Exhibit 10.8 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 4, 2022, ProFrac Holdings II, ProFrac Holdings, and the other guarantors party thereto, the lenders party thereto, and Piper Sandler Finance LLC, as the agent and collateral agent for the lenders, entered into the Piper Term Loan Facility (as amended on each of July 29, 2022, November 1, 2022, January 6, 2023, February 2, 2023 and February 23, 2023). Borrowings under the Piper Term Loan Facility accrued interest at either a SOFR rate or a base rate, plus an applicable margin. The applicable margin for SOFR rate loans ranged from 7.25% to 8.00% and for base rate loans ranges from 6.25% to 7.00%. The Piper Term Loan Facility required minimum quarterly payments including prepayments based on a percentage of 25% to 50% of excess cash flow. The Piper Term Loan Facility was secured by a lien and security interest in favor of the lenders in substantially all of the assets of the guarantors under the Piper Term Loan Facility (including ProFrac Holdings).

In connection with the consummation of the Alpine Term Credit Agreement and the Private Placement, on December 27, 2023 the Company used a portion of the net proceeds from borrowings under the Alpine Term Loan Credit Agreement, together with the net proceeds from the Private Placement, to voluntarily prepay all outstanding term loans and other amounts under the Piper Term Loan Facility in the aggregate principal amount of $808.4 million and in connection therewith terminated the Piper Term Loan Facility. In accordance with the terms of the Piper Term Loan Facility, in connection with the prepayment and termination of the Piper Term Loan Facility, the Company incurred a prepayment premium of 2.00% of the aggregate principal amount of the term loans prepaid thereunder. Upon the full payment and satisfaction of the Piper Term Loan Facility, the guarantees and security interests securing obligations under the Piper Term Loan Facility were extinguished and terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 27, 2023, ProFrac issued a press release regarding the Alpine Term Loan Credit Agreement, the Private Placement and the Seventh ABL Amendment.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 8.01	Other Events.

In connection with the consummation of the Alpine Loan Documents, the Company contributed the entirety of the equity interests it owned in certain wholly-owned subsidiaries (including PFP Holding) to Alpine Holding (the “Alpine Reorganization”), and contributed certain real property assets owned by the Company to an entity that became a subsidiary of Alpine Holding pursuant to the Alpine Reorganization. The Alpine Reorganization was accomplished for the purposes of reorganizing and holding substantially all of the Company’s assets and operations in its proppant production business segment as part of the Company’s previously-announced evaluation of its strategic options designed to maximize and realize the full value of the proppant production business segment. As a result of the Alpine Reorganization, among other things, Alpine Holding is a wholly-owned subsidiary of the Company, and PFP Holding is a wholly-owned subsidiary of Alpine Holding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated December 27, 2023, by and among ProFrac Holdings II, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent.

4.2	Form of Senior Secured Floating Rate Note (included in Exhibit 4.1).

10.1	Term Loan Credit Agreement, dated December 27, 2023, among Alpine Holdings II, LLC, PF Proppant Holdings, LLC, the guarantors party hereto, the lenders party thereto and CLMG Corp. as agent and collateral agent.

10.2	Guarantee Agreement, dated December 27, 2023, made by ProFrac Holding Corp., as guarantor, and CLMG Group, as agent.

10.3	Guarantee Agreement, dated December 27, 2023, made by the guarantors in favor of CLMG Corp., as agent.

10.4	Term Loan Security Agreement, dated December 27, 2023, among Alpine Holdings II, LLC, PF Proppant Holdings, LLC, certain other Affiliates of the Borrower party, Red River Land Holdings, LLC, Performance Royalty LLC, Alpine Monahans, LLC, Alpine Monahans II, LLC, Monarchy Silica, LLC, Alpine Real Estate Holdings, LLC, and CLMG Corporation, as collateral agent.

10.5	Purchase Agreement, dated December 27, 2023, by and among ProFrac Holdings II, LLC, the guarantors party thereto and the purchasers named therein.

10.6	Guaranty Agreement, dated as of December 27, 2023, made by ProFrac Holding Corp., as parent guarantor, and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

10.7	Security Agreement, dated as of December 27, 2023, among ProFrac Holdings, LLC, ProFrac Holdings II, LLC, the subsidiary grantors party thereto and U.S. Bank Trust Company, National Association, as collateral agent.

10.8	Seventh Amendment to Credit Agreement, dated December 27, 2023, by and among ProFrac Holdings II, LLC, ProFrac Holdings, LLC, the guarantors party hereto, the lenders party hereto and JP Morgan Chase Bank, N.A.

99.1	Press Release, dated December 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name:	Lance Turner
Title:	Chief Financial Officer

Date: December 27, 2023